EXHIBIT 10.1

AMENDMENT

THIS AMENDMENT (“Amendment”) dated the 26th day of October, 2005, amends the Transportation Agreement dated as of January 10, 2001 (the “Agreement”) between The United States Postal Service (“USPS”) and Federal Express Corporation (“FedEx”).

Preamble

WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation and delivery of the Products (as such term is defined in the Agreement);

WHEREAS, the parties now desire to amend certain provisions of the Agreement to provide an expansion of the Products as stated below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

1.                                       FedEx agrees to provide a dedicated DC-10 charter service for the purpose of transporting periodic USPS shipments from [  *  ] to [  *  ] and a return trip to [  *  ] (“Charter Service”).  FedEx agrees to provide the Charter Service for the USPS on a mutually agreed schedule.

2.                                       USPS agrees to pay FedEx the amount of [  *  ] for each roundtrip Charter Service.  FedEx shall invoice such amounts in accordance with the supplemental billing process provided for in the Agreement.

3.                                       Either party may terminate the Charter Services provided under this Amendment on thirty (30) days prior written notice to the other party.

4.                                       All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

5.                                       Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of October 26, 2005.

THE UNITED STATES POSTAL SERVICE

By:	/s/ CHARLES A. PAWLUS
Title: Purchasing and Supply Management Specialist

FEDERAL EXPRESS CORPORATION

By:	/s/ PAUL J. HERRON
Title: VP – Postal Transportation

*                 Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

AMENDMENT

THIS AMENDMENT (“Amendment”) dated the 26th day of October, 2005, amends the Transportation Agreement dated as of January 10, 2001 (the “Agreement”) between The United States Postal Service (“USPS”) and Federal Express Corporation (“FedEx”).

Preamble

WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation and delivery of the Products (as such term is defined in the Agreement);

WHEREAS, the parties now desire to amend certain provisions of the Agreement to provide an expansion of the Products as stated below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

1.                                       FedEx agrees to provide terminal handling services for certain USPS shipment volume commencing November 30, 2005 and terminating December 24, 2005 (“Terminal Handling Services”). The Terminal Handling Services are more particularly described on Attachment 1.

2.                                       USPS agrees to pay FedEx a Package Handling Fee for performance of the Terminal Handling Services.  The parties agree that the volume which is processed pursuant to this Agreement will not count toward any Minimum Volume Requirements under the Agreement or Addenda.

3.                                       All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

4.                                       Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of October 26, 2005.

THE UNITED STATES POSTAL SERVICE

By:	/s/ CHARLES A. PAWLUS
Title: Purchasing and Supply Management Specialist

FEDERAL EXPRESS CORPORATION

By:	/s/ PAUL J. HERRON
Title: VP – Postal Transportation

ATTACHMENT 1

The FedEx Memphis Hub will perform a truck interface operation with the four USPS 747 charter aircraft. This operation will consist of trucks from approximately [  *  ] origins feeding volume into the Memphis Hub for [  *  ]. The offshore markets will also be sending return volume for the [  *  ] trucks markets. The charter aircraft operations will begin with an outbound launch on Nov 30, 2005 consisting of one 747 to [  *  ]. This aircraft will operate week 1 of the Dec 2006 schedule block. Trucking operations from the [  *  ] participating locations and additional charter aircraft operations will begin Dec 6, 2005. The additional aircraft will consist of an aircraft to [  *  ] and an additional aircraft to [  *  ]. All four aircraft shall make return trips to Memphis. The last day for truck inbound and outbound to and from Memphis for volume will be Dec 23, 2005.

FedEx will offload the USPS shipment volume from USPS trucks, process it pursuant to the terms of the Agreement and load volume into FedEx ULD’s (with the exception of the charter which is destined from [  *  ], which is an airport to airport movement outside of the FedEx operations.  FedEx will not provide containers for this flight leg.)  Finally, FedEx will move the ULD’s to the USPS charter aircraft for transport.  The USPS will provide trailers for the foregoing movements.  FedEx will take volume from the USPS THS provider (which was offloaded from USPS offshore aircraft) and FedEx will load such volume onto USPS surface transportation.

The last day for aircraft charter operations will be inbound to MEM from all offshore markets on Dec 24, 2005. Normal FedEx operations and movement of offshore volume will resume for the outbound on Dec 24, 2005.  The four 747 aircraft begin their first leg of operations from the MEM airport to [  *  ].  To prevent an imbalance in ULD container movements, the final leg for each flight must be at the MEM airport.

*                 Blank spaces contained confidential information which has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.